The UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2015

Giga-tronics Incorporated

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-12719 (Commission File No.)	94-2656341 (IRS Employer Identification Number)

4650 Norris Canyon Road, San Ramon, CA (Address of principal executive offices)		94583 (Zip Code)

Registrant’s telephone number, including area code: (925) 328-4650

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01     Notice of Delisting and Failure To Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 26, 2015, Giga-tronics Incorporated (the “Company”) notifed the Nasdaq Stock Market (“Nasdaq”) of its probable failure to comply with the minimum shareholders’ equity requirement of $2,500,000 as of its quarter end on September 26, 2015, under Nasdaq Rule 5550(b)(1). The Company is required to notify Nasdaq in the event that the Company fails to comply with any requirement for continued listing pursuant to Listing Rule 5815(d)(4)(A).

The Company expects that, in accordance with its rules, Nasdaq will issue a new Staff Delistng Determination letter and, at the Company’s request, promptly conduct a hearing with respect to this deficiency, and the Company’s securities may be immediately delisted from the Nasdaq Stock Market. If the Company’s Common Stock ceases to be listed for trading on the Nasdaq Capital Market, the Company expects that its Common Stock would commence trading on the OTCQB marketplace shortly thereafter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2015	GIGA-TRONICS INCORPORATED

	By:	/s/ Steven D. Lance
Vice President and Chief Financial Officer